Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130881) of Viacom Inc. of our report dated June 17, 2013 relating to the financial statements of the Viacom 401(k) Plan, which appears in this Form 11-K filed on June 25, 2014.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 25, 2014